                                                                    EXHIBIT 99.4



UNITED STATES DISTRICT COURT
EASTERN DISTRICT OF MICHIGAN

--------------------------------------------

CRAIG DRIMEL, Individually and on Behalf of )
all Others Similarly Situated,              )
                                            )   Civ. No. ________________
                           Plaintiff,       )
                                            )   CLASS ACTION COMPLAINT FOR
vs.                                         )   VIOLATIONS OF FEDERAL SECURITIES
                                            )   LAWS
CMS ENERGY CORPORATION, CONSUMERS           )
ENERGY COMPANY, WILLIAM T. McCORMICK,       )   JURY TRIAL DEMANDED
JR., DAVID W. JOOS and ALAN M. WRIGHT,      )
                                            )
                           Defendants.      )
                                            )
--------------------------------------------


                  Plaintiff has alleged the following based upon the investigation of Plaintiff's counsel, which included a review of United States Securities and Exchange Commission ("SEC") filings by CMS Energy Corporation ("CMS") and Consumers Energy Company ("Consumers") (together CMS and Consumers shall hereinafter be referred to as "CMS" or the "Company"), as well as regulatory filings and reports, securities analysts reports and advisories about the Company, press releases and other public statements issued by the Company, and media reports about the Company, and Plaintiff believes that substantial additional evidentiary support will exist for the allegations set forth herein after a reasonable opportunity for discovery.

                              NATURE OF THE ACTION

                  1. This is a federal class action on behalf of purchasers of the securities of CMS between August 3, 2000 to May 10, 2002, inclusive (the "Class Period"), seeking to pursue remedies under the Securities Exchange Act of 1934 (the "Exchange Act").

                             JURISDICTION AND VENUE

                  2. The claims asserted herein arise under and pursuant to Sections 10(b) and 20(a) of the Exchange Act [15 U.S.C. SS. 78j(b) and 78t(a)] and Rule 10b-5 promulgated thereunder by the SEC [17 C.F.R. SS. 240.10b-5].

                  3. This Court has jurisdiction over the subject matter of this action pursuant to 28 U.S.C. SS. 1331 and 1337, and Section 27 of the Exchange Act [15 U.S.C. SS. 78aa].

                  4. Venue is proper in this District pursuant to Section 27 of the Exchange Act and 28 U.S.C. SS. 1391(b). Many of the acts charged herein, including the preparation and dissemination of materially false and misleading information, occurred in substantial part in this District and CMS conducts business in this District.

                  5. In connection with the acts alleged in this complaint, Defendants, directly or indirectly, used the means and instrumentalities of interstate commerce, including, but not limited to, the mails, interstate telephone communications and the facilities of the national securities markets.

                                     PARTIES

                  6. Plaintiff Craig Drimel, as set forth in the accompanying certification, incorporated by reference herein, purchased the common stock of CMS at artificially inflated prices during the Class Period and has been damaged thereby.

                  7. Defendant CMS is a corporation organized under the laws of Michigan with its principal executive offices located in Dearborn, Michigan. In its recent press releases CMS describes itself as follows: "CMS Energy, which has 85 percent of its assets in the United States, owns and operates an electric and natural gas distribution company with 1.7 million electric


                                       2

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customers and 1.6 million gas customers; a 15,000 mile natural gas pipeline system and associated storage facilities; interest in the nation's largest LNG import facility; approximately 8,000 megawatts of power plants; a midstream natural gas gathering and processing company with 700 million cubic feet per day of capacity; an oil and gas exploration and production company with significant domestic gas reserves; and a leading energy marketing, trading and services company marketing 750 billion cubic feet of natural gas and 31 million megawatt-hours of electricity annually."

                  8. Defendant William T. McCormick, Jr. ("McCormick") is, and at all times relevant to the allegations raised herein was, CMS' Chairman of the Board of Directors, Chief Executive Officer and a Director, and, until May 2001, President of CMS.

                  9. Defendant David W. Joos ("Joos") is, and from May 2001 was, CMS' President and Chief Operating Officer and a Director.

                  10. Defendant Alan M. Wright ("Wright") is, and from May 2001 was, CMS' Executive Vice President, Chief Financial Officer and Chief Administrative Officer. Prior to May 2001, Defendant Wright was CMS' Vice President and Chief Financial Officer. At all times relevant to the allegations raised herein, Defendant Wright was signed each of CMS' filings with the SEC as CMS' principal financial officer.

                  11. Defendants McCormick, Joos and Wright, together, are referred to herein as the "Individual Defendants."

                  12. During the Class Period, the Individual Defendants, as senior executive officers and directors of CMS were privy to confidential and proprietary information concerning CMS, its operations, finances, financial condition, present and future business prospects. The Individual Defendants also had access to material adverse non-public information concerning CMS,



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as discussed in detail below. Because of their positions with CMS, the
Individual Defendants had access to non-public information about its business, finances, products, markets and present and future business prospects via access to internal corporate documents, conversations and connections with other corporate officers and employees, attendance at management and board of directors meetings and committees thereof and via reports and other information provided to them in connection therewith. Because of their possession of such information, the Individual Defendants knew or recklessly disregarded the fact that adverse facts specified herein had not been disclosed to, and were being concealed from, the investing public.

                  13. The Individual Defendants are liable as direct participants in, and a co-conspirator with respect to the wrongs complained of herein. In addition, the Individual Defendants, by reason of their status as senior executive officers and a director were "controlling persons" within the meaning of Section 20 of the Exchange Act and had the power and influence to cause the Company to engage in the unlawful conduct complained of herein. Because of their positions of control, the Individual Defendants were able to and did, directly or indirectly, control the conduct of CMS' business.

                  14. The Individual Defendants, because of their positions with the Company, controlled and/or possessed the authority to control the contents of its reports, press releases and presentations to securities analysts and through them, to the investing public. The Individual Defendants were provided with copies of the Company's reports and press releases alleged herein to be misleading, prior to or shortly after their issuance and had the ability and opportunity to prevent their issuance or cause them to be corrected. Thus, the Individual Defendants had the opportunity to commit the fraudulent acts alleged herein.

                  15. As senior executive officers and/or directors and controlling persons of a publicly-traded company whose common stock and other securities were, and are, registered with the SEC pursuant to the Exchange Act, and were and are traded on the New York Stock Exchange ("NYSE") and governed by the federal securities laws, the Individual Defendants had a duty to disseminate promptly accurate and truthful information with respect to CMS' financial condition and performance, growth, operations, financial statements, business, products, markets, management, earnings and present and future business prospects, to correct any previously issued statements that had become materially misleading or untrue, so that the market price of CMS" common stock would be based upon truthful and accurate information. The Individual Defendants misrepresentations and omissions during the Class Period violated these specific requirements and obligations.

                  16. The Individual Defendants are liable as participants in a fraudulent scheme and course of conduct that operated as a fraud or deceit on purchasers of CMS common stock by disseminating materially false and misleading statements and/or concealing material adverse facts. The scheme (i) deceived the investing public regarding CMS' business, operations and management and the intrinsic value of CMS common stock, (ii) permitted CMS to engage in two secondary stock offerings, pursuant to which CMS sold more than 21 million shares of common stock valued at $400.6 million, (iii) permitted CMS to file shelf registration statements with the SEC, pursuant to which CMS registered securities valued at $2.7 billion, (iv) permitted Consumers to sell securitization bonds valued at $469 billion, (v) permitted CMS to obtain financing of $1.6 billion to complete a strategic power and desalination project in the Middle East, and (vi) caused Plaintiff and members of the Class to purchase CMS' common stock and other securities at artificially inflated prices.

                      PLAINTIFF'S CLASS ACTION ALLEGATIONS

                  17. Plaintiff brings this action as a class action pursuant to Federal Rule of Civil Procedure 23(a) and (b)(3) on behalf of a Class, consisting of all those who purchased the securities of CMS between August 3, 2000 to May 10, 2002, inclusive (the "Class Period") and who were damaged thereby. Excluded from the Class are Defendants, the officers and directors of the Company, at all relevant times, members of their immediate families and their legal representatives, heirs, successors or assigns and any entity in which Defendants have or had a controlling interest.

                  18. The members of the Class are so numerous that joinder of all members is impracticable. Throughout the Class Period, CMS common shares and other securities were actively traded on the NYSE. While the exact number of Class members is unknown to Plaintiff at this time and can only be ascertained through appropriate discovery, Plaintiff believes that there are hundreds or thousands of members in the proposed Class. Record owners and other members of the Class may be identified from records maintained by CMS or its transfer agent and may be notified of the pendency of this action by mail, using the form of notice similar to that customarily used in securities class actions.

                  19. Plaintiff's claims are typical of the claims of the members of the Class as all members of the Class are similarly affected by Defendants' wrongful conduct in violation of federal law that is complained of herein.

                  20. Plaintiff will fairly and adequately protect the interests of the members of the Class and has retained counsel competent and experienced in class and securities litigation.

                  21. Common questions of law and fact exist as to all members of the Class and predominate over any questions solely affecting individual members of the Class. Among the questions of law and fact common to the Class are: (a) whether the federal securities laws were violated by Defendants' acts as alleged herein; (b) whether statements made by Defendants to the investing public during the Class Period misrepresented material facts about the business and operations of CMS; and (c) to what extent the members of the Class have sustained damages and the proper measure of damages.

                  22. A class action is superior to all other available methods for the fair and efficient adjudication of this controversy since joinder of all members is impracticable. Furthermore, as the damages suffered by individual Class members may be relatively small, the expense and burden of individual litigation make it impossible for members of the Class to individually redress the wrongs done to them. There will be no difficulty in the management of this action as a class action.

                             SUBSTANTIVE ALLEGATIONS

                  23. The Class Period begins on August 3, 2000. On that date, CMS released its financial results for second quarter ended June 30, 2000. The press release stated, in part:

                  Second quarter operating revenue totaled $1.60 billion, up 20 percent from $1.33 billion in the second quarter of 1999. For the first six months of 2000, consolidated net income totaled $161 million, or $1.42 per diluted share, compared to $173 million, or $1.48 per diluted share, for the same period in 1999. Operating revenue for the first half of 2000 totaled $3.43 billion, up 19 percent from $2.87 billion in the first half of 1999, primarily reflecting ownership of the CMS Panhandle Companies for the entire first half of 2000 versus only the second quarter of 1999 and continued revenue growth in CMS Energy's diversified energy businesses.

                  24. On October 11, 2000, CMS filed its second quarter ended June 30, 2000 Form 10-Q with the SEC, incorporating the financial results released by CMS on August 3, 2000.

CMS reported revenues of $391 million from its energy marketing and trading business and included the following additional disclosure:

                  Marketing, Services and Trading Results of Operations

                  Pretax Operating Income: Pretax operating earnings for the three months ended June 30, 2000 increased $4 million from the comparable period in 1999. The increase primarily reflects increased earnings from wholesale gas activities, including mark-to-market adjustments on trading contracts, which benefitted from natural gas market price increases, partially offset by reduced margins from wholesale electric activities. Pretax operating income for the six months ended June 30, 2000 increased $4 million from the comparable period in 1999 as a result of increased wholesale gas earnings due to increases in natural gas market prices, increased LNG sales and earnings benefits from an energy management services acquisition made in late 1999, partially offset by reduced margins from wholesale electric activities.

                                      * * *

                  CMS ENERGY INTENDS TO USE ITS MARKETING, SERVICES AND TRADING BUSINESS TO IMPROVE THE RETURN ON CMS ENERGY'S OTHER BUSINESS ASSETS. ONE METHOD TO ACHIEVE THIS GOAL IS TO USE MARKETING AND TRADING TO ENHANCE PERFORMANCE OF ASSETS, SUCH AS GAS RESERVES AND POWER PLANTS. Other strategies include expanding CMS Energy's industrial and commercial energy services to enhance our commodity marketing business, using CMS Energy's gas production as a hedge to commodity risk in other areas of our business, and developing risk management products that address customer needs.

                  25. The 2000 Second Quarter Form 10-Q also included the following representations:

                  These Condensed Notes and their related Consolidated Financial Statements should be read along with the Consolidated Financial Statements and Notes contained in the 1999 Form 10-K of CMS Energy, which includes the Reports of Independent Public Accountants. Certain prior year amounts have been reclassified to conform with the presentation in the current year. In the opinion of management, the unaudited information herein reflects all adjustments necessary to assure the fair presentation of financial position, results of operations and cash flows for the periods presented.


                  26. On October 13, 2000, CMS announced that it "anticipates that its third quarter earnings, to be released on October 26, 2000, will be 10-15% higher than the Company's previous guidance of $0.40 per share in sustainable earnings. THIS IMPROVEMENT IS DUE TO FAVORABLE POWER TRANSACTIONS AND COST REDUCTIONS."

                  27. On October 17, 2000, CMS announced it had sold 11 million shares of common stock in a secondary stock offering, netting proceeds of approximately $305 million, "which will be used to repay debt."

                  28. On October 26, 2000, CMS released its financial results for third quarter ended September 30, 2000. The press release stated, in part:

                  Third quarter operating revenue totaled $2.40 billion, up 63 percent from $1.47 billion in the third quarter of 1999, DUE MAINLY TO INCREASED LOWER-MARGIN ENERGY MARKETING REVENUES.

                  For the first nine months of 2000, earnings were $1.93 per share on consolidated net income of $216 million, compared to earnings of $2.25 per share on consolidated net income of $256 million for the same period in 1999. This year's results include 17 cents per share of earnings from asset sales, which the Company does not expect to sustain in future years. Operating revenue for the first nine months of 2000 totaled $5.82 billion, up 34 percent from $4.34 billion in the first nine months of 1999, PRIMARILY REFLECTING INCREASED OIL AND GAS, PIPELINE AND LOWER-MARGIN ENERGY MARKETING REVENUEs.

                  29. On November 11, 2000, CMS filed its third quarter ended September 30, 2000 Form 10-Q with the SEC, incorporating the financial results released by CMS on October 26, 2000. CMS reported revenues of $1.034 billion from its energy marketing and trading business and included the following additional disclosure:

                  MARKETING, SERVICES AND TRADING RESULTS OF OPERATIONS

                  PRETAX OPERATING INCOME: Pretax operating income for the three months ended September 30, 2000 decreased $2 million from the comparable period in 1999. The decrease primarily reflects decreased earnings from power trading activities, primarily due to cooler than normal summer weather in Michigan, partially offset by increased earnings from wholesale gas activities, which benefitted from natural gas market price increases. The volumes of marketed natural gas and power traded increased 72 percent and over 1,000 percent, respectively. Pretax operating income for the nine months ended September 30, 2000 increased $2 million from the comparable period in 1999 as a result of increased wholesale gas earnings due to capturing gains from natural gas price market volatility, increased LNG sales and earnings benefits from an energy management services acquisition made in late 1999. THE VOLUMES OF MARKETED NATURAL GAS AND POWER TRADED INCREASED 65 PERCENT AND 546 PERCENT, RESPECTIVELY. Partially offsetting these increases were decreased earnings from power trading activities, primarily due to cooler than normal summer weather in Michigan.

                                      * * *

                  OUTLOOK
                  As the deregulation and privatization of the energy industry takes place in global energy markets, CMS Energy has positioned itself to be a leading regional diversified energy company developing energy facilities and marketing energy-related services in the United States and selected world growth markets. The key elements of the strategy to achieve this objective are as follows:

                           - Effectively implement the Michigan electric utility
                  restructuring legislation and gas utility customer choice program;

                           - Use the natural gas pipeline business for growth
                  opportunities across other CMS Energy businesses;

                           - Expand the range of energy-related services;

                           - Expand CMS Energy's presence in select high-growth
                  international markets through the diversified energy businesses;

                           - GROW THE MARKETING, SERVICES AND TRADING ACTIVITIES

                  TO OPTIMIZE AND LEVERAGE GAS AND ELECTRIC ASSETS IN THE UNITED STATES; and

                           - Continued management of the asset portfolio.

                  30. The 2000 Second Quarter Form 10-Q also included the following representations:

                  These Condensed Notes and their related Consolidated Financial Statements should be read along with the Consolidated Financial Statements and Notes contained in the 1999 Form 10-K of CMS Energy, which includes the Reports of Independent Public Accountants. Certain prior year amounts have been reclassified to conform with the presentation in the current year. In the opinion of management, the unaudited information herein reflects all adjustments necessary to assure the fair presentation of financial position, results of operations and cash flows for the periods presented.

                  31. On December 22, 2000, CMS announced that it had "filed with the Securities and Exchange Commission an S-3 Registration Statement for $700 million of debt and equity securities that may be issued only upon the conversion of outstanding convertible preferred securities. CMS Energy will receive no cash proceeds from these issuances and will incur no additional liabilities. On Dec. 15, 2000, CMS Energy filed with the Securities and Exchange Commission another S-3 Registration Statement for the issuance of up to $2 billion of debt and equity securities. This shelf registration statement is intended to provide flexibility for CMS Energy to issue a wide range of debt, preferred and common equity securities from time to time in the future." Both Registration Statements on Form S-3 incorporated by reference the Quarterly Reports on Form 10-Q for the second and third quarters of 2000.

                  32. On January 24, 2001, CMS released its financial results for the fourth quarter and year ended December 31, 2000. The press release stated, in part:

                  Fourth quarter operating revenue totaled $3.19 billion, compared to $1.77 billion in the fourth quarter of 1999. Consolidated operating revenue for 2000 grew 47 percent to $9.0 billion, from $6.1 billion in 1999, DUE LARGELY TO SIGNIFICANTLY INCREASED LOWER-MARGIN ENERGY MARKETING AND TRADING TRANSACTIONs.
                  * * *
                  Significant developments for CMS Energy in 2000 included:

                  completing approximately $1.2 billion of a combination of non-strategic asset sales and project debt removal from the balance sheet;

                  State of Michigan enactment of comprehensive electric restructuring legislation which removed major financial uncertainties and provided for full recovery of stranded costs and authorization for securitization financing to fund a five percent residential electric rate reduction;

                  receiving 55 cargoes of Liquefied Natural Gas (LNG) at its CMS Trunkline LNG Lake Charles regasification facility with attendant gas marketing and transportation revenues, more than doubling the 27 LNG cargoes received in 1999;

                  recording year-end proved oil and gas reserves of 235 million net equivalent barrels, despite the sale of 53 million net equivalent barrels of its reserves in Michigan and Ecuador and production of 10 million barrels during the year from 1999's reserves of 248 million net equivalent barrels. Exploration and development successes in west Texas, Wyoming and Equatorial Guinea partially offset the sale of reserves and production;

                  increasing energy marketing and trading operating earnings by more than three times, to $14 million in 2000 from $4 million in 1999, AS THE ENERGY MARKETING UNIT MADE THE TRANSITION FROM A RETAIL TO WHOLESALE BUSINESS, WITH 614 BILLION CUBIC FEET OF NATURAL GAS MARKETED, AN INCREASE OF 31 PERCENT, AND 37,781 GIGAWATT-HOURS OF ELECTRICITY MARKETED, UP 919 PERCENT, IN 2000;

                  33. On February 23, 2001, CMS announced that it had sold ten million shares of


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
common stock pursuant to a secondary offering, netting proceeds of approximately $295.6 million, "which will be used to repay debt."

                  34. On March 23, 2001, CMS filed its Annual Report on Form 10-K for the year ended December 31, 2000, incorporating the financial results released by CMS on January 24, 2001. CMS reported revenues of $3.3 billion for the year ended December 31, 2000 from its energy marketing and trading business and included the following additional disclosure:

                  MARKETING, SERVICES AND TRADING

                  CMS MST, formed in 1996 and the surviving entity of a 1997 merger with CMS Gas Marketing Company formed in 1987, provides gas, oil, and electric marketing, risk management and energy management services to industrial, commercial, utility and municipal energy users throughout the United States and abroad. CMS MST has grown dramatically since its inception. CMS Energy intends to use CMS MST to enhance performance of CMS Energy assets, such as gas reserves and power plants. CMS MST markets approximately 614 bcf of natural gas, 37,781 GWh of electricity, 31 million barrels of crude oil and 9 million barrels of natural gas liquids. From 1997 through 2000, CMS MST also performed 350 energy management services projects. At December 31, 2000, CMS MST had more than 10,611 customers, transported gas on more than 40 gas pipelines and was active in 39 states and Canada and Brazil. IN 2000, CMS MST'S OPERATING REVENUE WAS $3.3 BILLION.

                                      * * *

                  MARKETING, SERVICES AND TRADING RESULTS OF OPERATIONS

                  PRETAX OPERATING INCOME: For the year 2000, pretax operating income increased $10 million from the comparable period in 1999. The increase reflects increased earnings from wholesale gas trading, increased LNG sales, and earnings from an energy management services business acquired in late 1999. THE VOLUMES OF MARKETED NATURAL GAS AND POWER TRADED INCREASED 31 PERCENT AND 919 PERCENT, RESPECTIVELY. Partially offsetting these increases were lower power trading margins, primarily due to cooler than normal summer weather in Michigan, and increased operating expenses as the business continues to expand its trading and marketing activities and increase its customer base. For the year 1999, pretax operating income was unchanged from the comparable period in 1998. Increased earnings from retail gas sales, wholesale gas price volatility and a 1999 acquisition of an energy management services business were offset by costs related to market development activities.

                  35. On March 28, 2001, CMS announced the successful pricing of $350 million of 8.5 percent senior notes, due 2011, proceeds of which were to be sued to repay debt.

                  36. On April 30, 2001, CMS released its financial results for the first quarter ended March 31, 2001. The press release stated, in part:

                  First quarter operating revenue totaled $4.13 billion, up 126 percent from $1.83 billion in the first quarter of 2000, DUE LARGELY TO SIGNIFICANTLY INCREASED LOWER-MARGIN ENERGY MARKETING AND TRADING TRANSACTIONS.

                  37. On May 11, 2001, CMS filed its first quarter ended March 31, 2001 Form 10-Q with the SEC, incorporating the financial results released by CMS on April 30, 2001. CMS reported revenues of $2.344 billion from its energy marketing and trading business and included the following additional disclosure:

                  MARKETING, SERVICES AND TRADING RESULTS OF OPERATIONS

                  PRETAX OPERATING INCOME: For the three months ended March 31, 2001, pretax operating income increased $4 million (133 percent) from the comparable period in 2000. The increase reflects additional earnings from wholesale gas trading and increased LNG sales. THE PHYSICAL VOLUMES OF MARKETED AND MANAGED NATURAL GAS AND POWER TRADED INCREASED 17 PERCENT AND 1,383 PERCENT, RESPECTIVELY, DUE LARGELY TO SIGNIFICANTLY INCREASED LOWER-MARGIN ENERGY MARKETING AND TRADING TRANSACTIONS.

                                      * * *

                  MARKETING, SERVICES AND TRADING OUTLOOK: CMS Energy intends to use its marketing, services and trading business to focus on wholesale customers such as municipals, cooperatives and large industrial customers in the central United States where CMS Energy's existing assets are concentrated. CMS Energy's marketing, services and trading business also intends to contract for use of significant gas transportation and storage assets in the central United States to provide a platform for wholesale marketing, trading, and physical arbitrage. CMS Energy also seeks to continue developing importing and marketing opportunities for LNG. CMS Energy plans to capitalize on favorable market conditions for energy performance contracting through expanding its services business in selected markets.

                  38. The 2001 first quarter Form 10-Q also included the following representations:

                  These interim Consolidated Financial Statements have been prepared by CMS Energy and reviewed by the independent public accountant in accordance with SEC rules and regulations. As such, certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. Certain prior year amounts have been reclassified to conform to the presentation in the current year. In management's opinion, the unaudited information contained in this report reflects all adjustments necessary to assure the fair presentation of financial position, results of operations and cash flows for the periods presented. The Condensed Notes to Consolidated Financial Statements and the related Consolidated Financial Statements should be read in conjunction with the Consolidated Financial Statements and Notes to Consolidated Financial Statements contained in CMS Energy's Form 10-K for the year ended December 31, 2000, which includes the Reports of Independent Public Accountants. Due to the seasonal nature of CMS Energy's operations, the results as presented for this interim period are not necessarily indicative of results to be achieved for the fiscal year.


                  39. On August 1, 2001, CMS announced its financial results for the second quarter ended June 30, 2001. The press release stated, in part:

                  Second quarter operating revenue totaled $4.4 billion, up 175 percent from $1.6 billion in the second quarter of 2000, DUE LARGELY TO SIGNIFICANTLY INCREASED LOWER-MARGIN ENERGY MARKETING AND TRADING TRANSACTIONS.

                  40. On August 14, 2001, CMS filed its second quarter ended June 30, 2001 Form

10-Q with the SEC, incorporating the financial results released by CMS on August 1, 2001. CMS reported revenues of $3.089 billion from its energy marketing and trading business for the quarter, and included the following additional disclosure:

                  GENERAL OUTLOOK

                  CMS Energy's vision is to be an integrated energy company with a strong asset base, supplemented with an active marketing, services and trading capability. CMS Energy intends to integrate the skills and assets of its business units to obtain optimal returns and to provide expansion opportunities for its multiple existing businesses.

                                      * * *

                  MARKETING, SERVICES AND TRADING OUTLOOK: CMS Energy intends to use its marketing, services and trading business to focus on wholesale customers such as municipals, cooperatives and large industrial customers in the central United States where CMS Energy's existing assets are concentrated. CMS Energy's marketing, services and trading business also intends to contract for use of significant gas transportation and storage assets in the central United States to provide a platform for wholesale marketing, trading, and physical arbitrage. CMS Energy also seeks to continue developing importing and marketing opportunities for LNG. CMS Energy plans to capitalize on favorable market conditions for energy performance contracting through expanding its services business in selected markets.

                  41. The second quarter 2001 Form 10-Q also included the following representations:

                  These interim Consolidated Financial Statements have been prepared by CMS Energy and reviewed by the independent public accountant in accordance with SEC rules and regulations. As such, certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. Certain prior year amounts have been reclassified to conform to the presentation in the current year. In management's opinion, the unaudited information contained in this report reflects all adjustments necessary to assure the fair presentation of financial position, results of operations and cash flows for the periods presented. The Condensed Notes to

                  Consolidated Financial Statements and the related Consolidated Financial Statements should be read in conjunction with the Consolidated Financial Statements and Notes to Consolidated Financial Statements contained in CMS Energy's Form 10-K for the year ended December 31, 2000, which includes the Reports of Independent Public Accountants. Due to the seasonal nature of CMS Energy's operations, the results as presented for this interim period are not necessarily indicative of results to be achieved for the fiscal year.

                  49. On October 26, 2001, CMS announced its financial results for the third quarter ended September 30, 2001. The press release stated, in part:

                  Third quarter operating revenue totaled $3.0 billion, up 29 percent from $2.32 billion in the third quarter of 2000, DUE LARGELY TO INCREASED LOWER MARGIN ENERGY MARKETING AND TRADING TRANSACTIONS.

                                      * * *

                  Operating revenue in the first nine months of 2001 totaled $11.47 billion compared to $5.62 billion in the first nine months of 2000, DUE TO INCREASED LOWER MARGIN ENERGY MARKETING AND TRADING TRANSACTIONS.

                  43. On November 8, 2001, CMS announced that Consumers had received $469 million of gross proceeds from the sale of securitization bonds, rated triple-A, and issued in six series with duration of from one to 13 years with an average yield of 5.305 percent. Proceeds were to be used to reduce CMS' debt.

                  44. On November 14, 2001, CMS filed its third quarter ended September 30, 2001 10-Q with the SEC, incorporating the financial results released by CMS on October 26, 2001. CMS reported revenues of $1.743 billion from its energy marketing and trading business for the quarter, and included the following additional disclosure:

                  MARKETING, SERVICES AND TRADING RESULTS OF OPERATIONS

                  PRETAX OPERATING INCOME: For the three months ended September 30, 2001, pretax operating income increased $22 million from the comparable period in 2000. The increase reflects higher gas (159 bcf vs 119 CMS-6 bcf) and electric (21.4 billion kWh vs 12.6 billion kWh) volumes and improved margins, the increased net value of long-term power contracts and wholesale power trading activity, net of reserves. For the nine months ended September 30, 2001, pretax operating income increased $76 million from the comparable period in 2000. The increase reflects higher gas (657 bcf vs 355 bcf) and electric (69.9 billion kWh vs 15.6 kWh) volumes and gas margins, partially offset by lower electric margins, the execution of long-term power sales contracts and increased wholesale gas and power trading, net of reserves. Due to the variable and competitive nature of energy trading, results for interim periods are not necessarily indicative of results to be achieved for the fiscal year.

                                      * * *

                  OUTLOOK

                  CMS Energy's vision is to be an integrated energy company with a strong asset base, supplemented with an active marketing, services and trading capability. CMS Energy intends to integrate the skills and assets of its business units to obtain optimal returns and to provide expansion opportunities for its multiple existing businesses. To achieve this vision, CMS Energy announced in October 2001, significant changes in its business strategy in order to strengthen its balance sheet, provide more transparent and predictable future earnings, and lower its business risk by focusing its future business growth primarily in North America.

                  52. The 2001 third quarter Form 10-Q included the following additional representations:

                  These interim Consolidated Financial Statements have been prepared by CMS Energy and reviewed by the independent public accountant in accordance with SEC rules and regulations. As such, certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. Certain prior year amounts have been reclassified to conform to the presentation in the current year. In management's opinion, the unaudited information contained in this report reflects all adjustments necessary to assure the fair presentation of financial position, results of operations and cash flows for the periods presented. The Condensed Notes to Consolidated Financial Statements and the related Consolidated

                  Financial Statements should be read in conjunction with the Consolidated Financial Statements and Notes to Consolidated Financial Statements contained in CMS Energy's Form 10-K for the year ended December 31, 2000, which includes the Reports of Independent Public Accountants. Due to the seasonal nature of CMS Energy's operations, the results as presented for this interim period are not necessarily indicative of results to be achieved for the fiscal year.

                  46. On December 3, 2001, CMS announced that it had closed a $1.635 billion limited recourse project financing for construction of a power generation and water desalination project in the United Arab Emirates.

                  47. On January 7, 2002, CMS announced a revision of earnings estimates for fiscal 2001 of approximately 35 cents per share below previous guidance, blaming "significantly warmer than normal fourth quarter weather affecting its Michigan gas distribution utility, lower gas and electric sales due to the economic slowdown, additional electric generating plant maintenance costs and increased electric distribution repair costs due to storm damage."

                  48. On February 4, 2002, CMS released its financial results for the fourth quarter and year ended December 31, 2001. CMS did not highlight revenues for the quarter, nor emphasis increased trading volume by its power marketing and service business, as it had for the previous five quarters. The press release stated, in part:

                  Energy marketing, services and trading operating income for 2001 was $71 million, up from $14 million in 2000, due to increased long term power sales contracts and wholesale gas and power trading activity. For the fourth quarter, operating income for the energy marketing, services and trading business was a loss of $7 million, down from operating income of $12 million during the same period last year, due primarily to lower wholesale gas trading revenues and increased operating expenses, partially offset by increased long-term power sales.

                  49. On March 29, 2002, CMS filed its Annual Report on Form 10-K for the year ended December 31, 2001, incorporating the financial results released by CMS on February 4, 2002. CMS reported revenues of $4 billion for the year ended December 31, 2001 from its energy marketing and trading business and included the following additional disclosure:

                  MARKETING, SERVICES AND TRADING CMS MST provides gas, oil, and electric marketing, risk management and energy management services to industrial, commercial, utility and municipal energy users throughout the United States and abroad. CMS MST has grown dramatically since its inception in 1996. CMS Energy intends to use CMS MST to focus on wholesale customers such as municipals, cooperative electric companies and industrial and commercial customers. In 2001, CMS MST marketed approximately 750 bcf of natural gas, 51,790 GWh of electricity, 33 million barrels of crude oil and 11 million barrels of natural gas liquids annually. From 1997 through 2001, CMS MST also performed 300 energy management services projects. At December 31, 2001, CMS MST had more than 10,300 customers, transported gas on more than 40 gas pipelines and was active in most of the 50 states and Canada. In 2001, CMS MST's operating revenue was $4.0 billion.

                                      * * *

                  MARKETING, SERVICES AND TRADING RESULTS OF OPERATIONS

                  PRETAX OPERATING INCOME: For the year 2001, pretax operating income increased $57 million (407 percent) from the comparable period in 2000. The increase reflects higher gas (750 bcf vs. 615 bcf) and electric (51,790 GWh vs. 37,781 Gwh) marketed volumes and average gas margins, the mark-to-market value from origination of long term power contracts, net of reserves, and higher earnings of the energy management services business, partially offset by reduced net wholesale power trading activity and higher operating expenses.

                  For the year 2000, pretax operating income increased $10 million from the comparable period in 1999. The increase reflects increased earnings from wholesale gas trading, increased LNG sales, and earnings from an energy management services business acquired in late 1999. The volumes of marketed natural gas and power traded increased 31 percent and 919 percent, respectively. Partially offsetting these increases were lower power trading margins, primarily due to cooler than normal summer weather in Michigan, and increased operating expenses as the business continues to expand its trading and marketing activities and increase its customer base.

                                      * * *

                  MARKETING, SERVICES AND TRADING OUTLOOK: CMS Energy intends to use its marketing, services and trading business to focus on customers such as LDC's, municipals, cooperative electric companies, and industrial and commercial businesses in selected locations in North America. CMS Energy's marketing and trading business also intends to contract for use of significant gas transportation and storage assets as well as energy and generating capacity in North America to provide a platform for wholesale marketing, trading, and physical arbitrage. CMS Energy also seeks to continue developing importing and marketing opportunities for LNG. CMS Energy plans to capitalize on favorable market conditions for energy performance contracting by expanding its services business in selected markets.

                  Recent events related to very large market makers in the energy trading market have raised concerns about liquidity in this market. Management cannot predict what effect these events may have on the liquidity of the trading markets in the short-term, but believes the markets will be stable and grow over the long term.

                  50. On May 1, 2002, CMS announced its financial results for the first quarter ended March 31, 2002. The press release stated, in part:

                  First quarter operating revenue totaled $2.5 billion, versus $2.9 billion in the first quarter of 2001, due to decreased electric and natural gas utility sales and natural gas transmission revenues resulting from near record warm winter weather and continued weak economic conditions.

                  51. Then, on May 9, 2002, an article appeared in The Wall Street Journal, titled "Dynegy Trades Draw SEC Scrutiny". The article stated in pertinent part as follows:

                  Dynegy last fall conducted two pairs of massive electric-power trades that canceled each other out, in an apparent bid to gain bragging rights as the company was seeking to take over the dominant position in online energy trading from Enron Corp., a move that led federal regulators to open yet another front in its scrutiny of the company.

                                      * * *

                  The Dynegy trades--executed at precisely the same moment for exactly the same price--canceled each other out. As a result, they didn't yield profits for Dynegy or its trading partner, a unit of CMS Energy Corp. of Dearborn, Mich. The transactions, valued internally by Dynegy at a combined $1.7 billion would have accounted for 13% of the total fourth-quarter value traded on Dynegydirect and more than half of the increase in trading values between the third and fourth quarters . . .

                  52. The same day, May 9, 2002, CMS issued a press release regarding its trades with Dynegy.

                  CMS Energy Corporation announced that an article in today's Wall Street Journal on energy trading transactions in November 2001 between its energy marketing unit, CMS Marketing, Services and Trading (CMS-MST) and Dynegy, Inc., incorrectly characterized the trades, which generated no profit or loss, as being initiated at the request of Dynegy. CMS Energy clarified today that two November 15, 2001 electricity trades between CMS-MST and Dynegy were initiated by CMS-MST.

                  CMS Energy did not record any revenue or income to its financial statements as a result of these trades. CMS Energy stopped engaging in such transactions late last year.

                  53. The next day, May 10, 2002, CMS announced that the SEC was conducting an informal inquiry regarding its "round-trip" trading practices. The press release stated in pertinent part as follows:

                  CMS Energy Corporation announced today that the U.S. Securities and Exchange Commission (SEC) staff has asked it to provide information in connection with an informal inquiry into simultaneous purchases and sales of electricity with the same counterparties at the same price. These transactions, which involved no profit or loss, are of the type which were the subject of recent press reports.

                  CMS Energy is cooperating fully with the SEC in this matter.

                  54. In fact, CMS' statements and misrepresentations throughout the Class Period in its press releases and other reports and its financial statements included in its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q for fiscal 2000 and 2001 were materially false and misleading in that they failed to disclose that the Company had artificially inflated its revenues by engaging in round-trip electricity trades. Moreover, CMS' financial statements violated GAAP and SEC rules by including approximately $4.4 billion of revenues in financial statements from transactions that lacked any economic substance in order to manipulate the market and investors into thinking that CMS was becoming a significant, if not a major, player in the power marketing industry in the United States.

                  55. On May 13, 2002, Reliant Resources, Inc. ("Reliant"), a Texas energy trading and services company disclosed that it had engaged in "round trip trading", which had boosted its revenues by more than 10% during its fiscal 1999, 2000 and 2001. Reliant identified CMS as the counter-party with which it had conducted the majority of its "round-trip" trading.

                  56. An article in the Houston Chronicle dated May 13, 2002, titled "Phony trades common?" indicated that CMS was the party that had initiated the "round-trip" trades with Dynegy. The article stated in pertinent part as follows:

                  Last week, Dynegy and CMS confirmed that they did round trip trades with each other.

                  The deals were done at CMS' request, and Dynegy said one reason it wanted to conduct them was to test its computer systems for handling large trades.

                  57. On disclosure of the extent and the multiple counter-parties of CMS' trading practices, CMS common stock fell from a high of $20.06 on May 10, 2002 to a low of $15.72 on May 13, 2002, or a single-day decline of more than 21% on high volume, and down more than 45% from the Class Period high.

                  58. On May 15, 2002, CMS finally provided information with respect to its "round-trip" trading practices. In a press release, CMS stated in pertinent part as follows:

                  CMS Energy Corporation today reported the preliminary results of an internal review indicating its energy marketing unit, CMS Marketing, Services and Trading (CMS-MST), entered into "round trip" electricity trades involving simultaneous purchases and sales with the same counter-parties at the same price from May 2000 through mid-January 2002. Thirteen of the trades accounted for about 98 percent of the volume. All such CMS trades were with either Dynegy Power Marketing, Inc. or Reliant Energy Services, Inc. These simultaneous transactions, in which electricity was sold and re-purchased without profit, loss or cash flow impact to CMS Energy, had the effect of increasing trading volumes.

                  After internally concluding that the cessation of such trades was in the Company's best interests, CMS stopped such trades in January 2002.

                  CMS-MST has not participated in any electricity trading in California's energy market, accordingly none of the round trip trades involved California.

                  CMS ENERGY DECIDED AFTER THE THIRD QUARTER OF 2001 THAT NOT RECORDING THESE TRADES IN EITHER REVENUE OR EXPENSE WAS A MORE APPROPRIATE REPRESENTATION OF THE NATURE OF THESE TRANSACTIONS.

                  THEREFORE, NO REVENUE OR EXPENSE WAS RECORDED IN ITS FINANCIAL STATEMENTS IN THE FOURTH QUARTER OF 2001 FROM SUCH TRADES. REVENUE AND EXPENSE WERE RE-STATED FOR THE FIRST THREE QUARTERS OF 2001 TO ELIMINATE $3.4 BILLION OF PREVIOUSLY REPORTED REVENUE AND EXPENSE. THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR 2001, ISSUED IN MARCH, REFLECTS ONLY $5 MILLION REVENUE AND EXPENSE FROM SUCH TRADES, WHICH WAS INADVERTENTLY INCLUDED. FOR 2000, THESE TRADES

                  REPRESENTED $1.0 BILLION OF REVENUE AND EXPENSE. THE TRADES HAD NO EFFECT ON THE COMPANY'S EARNINGS, CASH FLOW OR BALANCE SHEET FOR 2001 OR 2000.

                  CMS' internal review found that these trades included 79.3 million megawatt-hours in 2001 and 29.6 million megawatt-hours in 2000. With these trades subtracted, electric trading volumes for 2001 totaled 31 million megawatt-hours and for 2000 totaled 8.3 million megawatt-hours.

                  59. A Reuters' article dated May 15, 2002, titled "CMS admits to $4.4 bln worth of bogus power trades" provided additional information. The article stated in pertinent part as follows:

                  CMS Energy Corp. on Wednesday said it entered into bogus electricity trades that inflated revenues and expenses by $4.4 billion over 18 months in an attempt to become a leading energy trader.

                  Dearborn, Michigan-based CMS said it stopped "wash" trades, in which traders buy and resell electricity without profit or loss, in mid-January. The company said an internal review found the bogus trades accounted for nearly 80 percent of electricity traded in 2001, and more than 70 percent the year before.

                  The company also said it restated revenues and expenses downward by $3.4 billion for the first three quarters of 2001, which was reflected in its annual filing done in March.

                  The disclosure of "wash" trades by CMS and other traders has increased investor disenchantment with the power sector, which has been hit hard by questions about accounting and hidden debt since Enron Corp.'s demise last year.

                  "Companies were gearing for positions in the trading ranks and this is one of the ways they went about it," said Jeff Gildersleeve, an analyst at Argus Research.

                  He added, "It was always suspected that energy companies had quite a bit of leeway in their accounting, especially in the energy trading arena and certain companies were more aggressive than others."

                                      * * *

                  CMS said it did 13 trades, which accounted for 98 percent of the company's volume, from May 2000 until mid-January. All the trades were done with units of Dynegy Inc. and CMS Inc.
                                                       * * *
                  CMS said the bogus trades had no effect on its earnings, cash flow or balance sheet for 2001 or 2000.

                  CMS said after the third quarter of 2001 it decided not to record revenue or expense for these trades, as that would more appropriately reflect the nature of the transactions.

                  Analysts and a former U.S. Securities and Exchange Commission official have said since the trades were not conducted to make a profit, but rather for painting a better financial picture, they suggest at least some impropriety.

                  CMS said even after the restatement, its 2001 results "inadvertently" include $5 million of revenue and expense from "wash" trades. The trades represented $1 billion of revenue and expense in 2000, but no decision has been made on whether to restate results for that year, the CMS spokesman said.

                  The restatement shows that "it became more evident as time went on that this sort of aggressive accounting practice would be looked at unfavorably," Gildersleeve said.

                  "I think all companies were fairly aggressive and that's changed drastically over the past several months."

                  Last week, CMS said federal regulators asked it to provide information for an informal inquiry into wash trades. Also last week,

                  The Wall Street Journal reported the Securities and Exchange Commission was looking into bogus trades between CMS and Dynegy Inc. valued at $1.7 billion.

                  CMS said it was cooperating with the inquiry by the SEC as well as another inquiry by the Commodity Futures Trading Commission.

                  60. Another Reuters article dated May 15, 2002, titled "For accountants it's clear, wash trades are illegal" provided additional detail with respect to CMS' trading practices. The article stated in pertinent part as follows:

                  The bogus trades that have the likes of energy traders Dynegy Inc. and CMS Energy Corp. in hot water didn't just push the envelope of accounting laws, they were outright illegal, accounting experts say.

                  The disclosure of round-trip or "wash" trades, the buying and reselling of a commodity to boost revenue and trading volume without financial risk, has shocked investors still smarting from the demise of Enron Corp.

                  "RECORDING REVENUES FROM ROUND-TRIP TRADES WOULD BE A SPECIES OF FRAUD BECAUSE THEY'RE OVERSTATING REVENUES," SAID ROBERT WAXMAN, A FORMER PARTNER AT DELOITTE & TOUCHE, WHO HEADS UP HIS OWN ACCOUNTING FIRM NOW.

                  In the latest revelation of round-trip trading, CMS Energy Corp. on Wednesday said it inflated revenues and expenses by $4.4 billion over 18 months in an attempt to become a leading energy trader.

                  Few deny the practice is unethical, but its legality in the largely deregulated world of wholesale power trading is unclear. Over-the-counter trading was specifically exempted from regulation by Congress under the Commodity Futures Modernization Act of December 2000.

                  Muddying matters further is that there are no accounting rules that specifically prohibit companies from puffing up revenues from the wash trade jamboree. Some analysts have even said wash trades were of no great consequence, as they did not change a company's bottom line.

                  ACCOUNTING EXPERTS, HOWEVER, SAID THE ILLEGALITY OF WASH TRADING BOILS DOWN TO THE BASIC TENET OF FINANCIAL REPORTING:
                  YOU DON'T BOOK REVENUE FROM A SALE THAT LACKS SUBSTANCE.

                  A SUBSTANTIVE SALE WOULD HAVE TO TRANSFER AT LEAST SOME BENEFIT OR RISK -- OF A DROP IN PRICES, FOR EXAMPLE -- BETWEEN THE PARTIES TRADING, SAID WAXMAN, WHO IS ALSO A MEMBER OF THE NEW YORK STATE SOCIETY OF CERTIFIED PUBLIC ACCOUNTANTS.

                  "IT'S PRETTY MUCH A MATTER OF COMMON SENSE," SAID JACK CIESIELSKI, AN ACCOUNTANT WHO PUBLISHES THE WIDELY READ ANALYST'S ACCOUNTING OBSERVER. "IF THE TRANSACTION LACKS ANY SUBSTANCE, WHY WOULD YOU RECORD IT?"

                  MATERIALLY MISSTATING STATEMENTS

                  The Financial Accounting Standards Board, the accounting body that sets accounting rules in the United States, and probably the ultimate authority on the issue, seems to agree.

                  "IT WOULD SEEM UNJUSTIFIED TO BOOK REVENUE," SAID SHERI THOMPSON, A SPOKESWOMAN FOR FASB. "IF YOU HAVE AN ARRANGEMENT OR A PREARRANGEMENT IN PLACE WITH ANOTHER PARTY, WHERE YOU'RE GOING TO BE SELLING SOMETHING AND THEN BUYING THAT SAME THING BACK AND THERE'S AN AGREED UPON PRICE BETWEEN THE PARTIES WHERE YOU'RE CREATING ESSENTIALLY A WASH, IT'S REALLY NOT A SUBSTANTIVE TRANSACTION."

                  In any case, companies aren't supposed to knowingly engage in "conduct that materially misstates financial statements," as proclaimed by the Securities Exchange Act of 1934, Waxman said.

                  That act addresses the financial reporting requirements of public companies.

                  CMS acknowledged the wash trades it entered into were not in the company's best interests, and stopped such trading in January.

                           FALSE FINANCIAL STATEMENTS

                  61. In order to falsely state revenues during the Class Period, Defendants caused CMS to violate GAAP and SEC rules by including approximately $4.4 billion of revenues in financial statements from transactions that lacked any economic substance in order to manipulate the market and investors into thinking that CMS was becoming a significant, if not a major, player in the power marketing industry. Defendants' failure to properly account for the "round-trip" trading contracts caused CMS to record more than $4.4 billion of revenues that lacked any economic substance throughout the Class Period, and, therefore, misstated CMS' revenues throughout the Class Period.

                  62. CMS has admitted that its financial statements, including Annual Reports on Form 10-K and Quarterly Reports on Form 10-Qs contained revenues from round-trip trading.

                  63. CMS included its false and incorrect financial statements and results in press releases and in SEC filings, including the Annual Reports on Form 10-K and Quarterly Reports on Form 10-Qs for 2000 and 2001. These SEC filings represented that the financial information presented therein was a fair statement of CMS' financial results and that the results were prepared in accordance with GAAP.

                  64. These representations were false and misleading as to the financial information reported, as such financial information was not prepared in conformity with GAAP, nor was the financial information a "fair representation" of CMS' operations due to the Company's improper accounting for $4.4 billion of revenues recognized from "round-trip" trades with Dynegy and Reliant, causing the financial results to be presented in violation of GAAP and SEC rules.

                  65. Regulation S-X [17 C.F.R. Sec.210.4-01(a)(1)] states that financial statements filed with the SEC which are not prepared in compliance with GAAP are presumed to be misleading and inaccurate. Regulation S-X requires that interim financial statements must also comply with GAAP, with the exception that interim financial statements need not include disclosure that would be duplicative of disclosures accompanying annual financial statements.

                  66. Due to these accounting improprieties, CMS presented its financial results in a manner which violated GAAP, including the following fundamental accounting principles:

                  (a) The principle that interim financial reporting should be based upon the same accounting principles and practices used to prepare annual financial statements was violated (APB No. 20, para. 10);

                  (b) The principal that financial reporting should provide information that is useful to present and potential investors and creditors and other users in making rational investment, credit and similar decisions was violated (FASB Statement of Concepts No. 1, para. 34);

                  (c) The principal that financial reporting should provide information about the economic resources of an enterprise, the claims to those resources, and effects of transactions, events and circumstances that change resources and claims to those resources was violated (FASB Statement of Concepts No. 1, para. 40);

                  (d) The principle that financial reporting should provide information about how management of an enterprise has discharged its stewardship responsibility to owners (stockholders) for the use of enterprise resources entrusted to it was violated. To the extent that management offers securities of the enterprise to the public, it voluntarily accepts wider responsibilities for accountability to prospective investors and the public in general (FASB Statements of Concepts No. 1, para. 50);

                  (e) The principle that financial reporting should provide information about an enterprise's financial performance during a period was violated. Investors and creditors often use information about the past to help in assessing the prospects of an enterprise. Thus, although investment and credit decisions reflect investors' expectations about future enterprise performance, those expectations are commonly based at least partly on evaluations of past enterprise performance (FASB Statement of Concepts No. 1, para. 42);

                  (f) The principle that financial reporting should be reliable in that it represents what it purports to represent was violated. That information should be reliable as well as relevant is a notion that is central to accounting (FASB Statement of Concepts No. 2, paras. 58-59);

                  (g) The principle of completeness, which means that nothing is left out of the information that may be necessary to insure that it validly represents underlying events and conditions was violated (FASB Statement of Concepts No. 2, para. 79); and

                  (h) The principle that conservatism be used as a prudent reaction to uncertainty to try to ensure that uncertainties and risks inherent in business situations are adequately considered was violated. The best way to avoid injury to investors is to try to ensure that what is reported represents what it purports to represent (FASB Statement of Concepts No. 2, paras. 95, 97).

                  67. Further, the undisclosed adverse information concealed by Defendants during the Class Period is the type of information which because of SEC regulations, regulations of the national stock exchanges and customary business practices, is expected by investors and securities analysts to be disclosed and is known by corporate officials and their legal and financial advisors to be the type of information which is expected to be and must be disclosed.

                  68. The market for CMS, a securities was open, well-developed and efficient at all relevant times. As a result of these materially false and misleading statements and failures to disclose, CMS' common stock traded at artificially inflated prices during the Class Period. Plaintiff and other members of the Class purchased or otherwise acquired CMS securities relying upon the integrity of the market price of CMS' securities and market information relating to CMS, and have been damaged thereby.

                  69. During the Class Period, Defendants materially misled the investing public, thereby inflating the price of CMS' common stock, by publicly issuing false and misleading statements and omitting to disclose material facts necessary to make defendant's statements, as set forth herein, not false and misleading. Said statements and omissions were materially false and misleading in that they failed to disclose material adverse information and misrepresented the truth about the Company, its business and operations, as alleged herein.

                  70. At all relevant times, the material misrepresentations and omissions particularized in this Complaint directly or proximately caused or were a substantial contributing cause of the damages sustained by plaintiff and other members of the Class. As described herein, during the Class Period, defendants made or caused to be made a series of materially false or misleading statements about CMS' business, prospects and operations. These material misstatements and omissions had the cause and effect of creating in the market an unrealistically positive assessment of CMS and its business, prospects and operations, thus causing the Company's securities to be overvalued and artificially inflated at all relevant times.


                  71. Defendants' materially false and misleading statements during the Class Period resulted in Plaintiff and other members of the Class purchasing the Company's securities at artificially inflated prices, thus causing the damages complained of herein.

                         ADDITIONAL SCIENTER ALLEGATIONS

                  72. As alleged herein, Defendants acted with scienter in that Defendants knew that the public documents and statements issued or disseminated in the name of the Company were materially false and misleading; knew that such statements or documents would be issued or acquiesced in the issuance or dissemination of such statements or documents as primary violations of the federal securities laws. As set forth elsewhere herein in detail, Defendants, by virtue of their receipt of information reflecting the true facts regarding CMS, their control over, and/or receipt and/or receipt of information of CMS' allegedly materially misleading misstatements and/or his associations with the Company which made him privy to confidential proprietary information concerning CMS, participated in the fraudulent scheme alleged herein.

                    APPLICABILITY OF PRESUMPTION OF RELIANCE:
                          FRAUD-ON-THE-MARKET DOCTRINE

                  73. At all relevant times, the market for CMS' securities was an efficient market for the following reasons, among others:

                  (a) CMS common stock met the requirements for listing, and was listed and actively traded on the NYSE, a highly efficient and automated market;

                  (b) As a regulated issuer, NYSE filed periodic public reports with the SEC and the NYSE;

                  (c) CMS regularly communicated with public investors via established market communication mechanisms, including through regular disseminations of press releases on the national circuits of major newswire services and through other wide-ranging public disclosures, such as communications with the financial press and other similar reporting services; and

                  (d) CMS was followed by several securities analysts employed by major brokerage firms who wrote reports which were distributed to the sales force and certain customers of their respective brokerage firms. Each of these reports was publicly available and entered the public


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

marketplace.

                  74. As a result of the foregoing, the market for CMS securities promptly digested current information regarding CMS from all publicly available sources and reflected such information in the price of CMS stock. Under these circumstances, all purchasers of CMS securities during the Class Period suffered similar injury through their purchase of CMS securities at artificially inflated prices and a presumption of reliance applies.

                                 NO SAFE HARBOR

                  75. The statutory safe harbor provided for forward-looking statements under certain circumstances does not apply to any of the allegedly false statements pleaded in this complaint. Many of the specific statements pleaded herein were not identified as "forward-looking statements" when made. To the extent there were any forward-looking statements, there were no meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those in the purportedly forward-looking statements. Alternatively, to the extent that the statutory safe harbor does apply to any forward-looking statements pleaded herein, Defendants are liable for those false forward-looking statements because at the time each of those forward-looking statements was made, the particular speaker knew that the particular forward-looking statement was false, and/or the forward-looking statement was authorized and/or approved by an executive officer of CMS who knew that those statements were false when made.

                                   FIRST CLAIM
                          VIOLATION OF SECTION 10(b) OF
                     THE EXCHANGE ACT AGAINST AND RULE 10B-5
                  PROMULGATED THEREUNDER AGAINST ALL DEFENDANTS


                  76. Plaintiff repeats and realleges each and every allegation contained above as if fully set forth herein.

                  77. During the Class Period, CMS and the Individual Defendants, and each of them, carried out a plan, scheme and course of conduct which was intended to and, throughout the Class Period, did: (i) deceive the investing public, including Plaintiff and other Class members, as alleged herein; (ii) artificially inflate and maintain the market price of CMS securities; and (iii) cause Plaintiff and other members of the Class to purchase CMS securities at artificially inflated prices. In furtherance of this unlawful scheme, plan and course of conduct, Defendants, and each of them, took the actions set forth herein.

                  78. Defendants (a) employed devices, schemes, and artifices to defraud; (b) made untrue statements of material fact and/or omitted to state material facts necessary to make the statements not misleading; and (c) engaged in acts, practices, and a course of business which operated as a fraud and deceit upon the purchasers of the Company's securities in an effort to maintain artificially high market prices for CMS securities in violation of Section 10(b) of the Exchange Act and Rule 10b-5. All Defendants are sued either as primary participants in the wrongful and illegal conduct charged herein or as controlling persons as alleged below.

                  79. In addition to the duties of full disclosure imposed on Defendants as a result of their making of affirmative statements and reports, or participation in the making of affirmative statements and reports to the investing public, Defendants had a duty to promptly disseminate truthful information that would be material to investors in compliance with the integrated disclosure provisions of the SEC as embodied in SEC Regulation S-X (17 C.F.R. Sections 210.01 et seq.) and Regulation S-K (17 C.F.R. Sections
229.10 et seq.) and other SEC regulations, including accurate and truthful information with respect to the Company's operations, financial condition and earnings so that the market price of the Company's securities would be based on truthful, complete and accurate information.

                  80. CMS and the Individual Defendants, individually and in concert, directly and indirectly, by the use, means or instrumentalities of interstate commerce and/or of the mails, engaged and participated in a continuous course of conduct to conceal adverse material information about the business, operations and future prospects of CMS as specified herein.

                  81. These Defendants employed devices, schemes and artifices to defraud, while in possession of material adverse non-public information and engaged in acts, practices, and a course of conduct as alleged herein in an effort to assure investors of CMS' value and performance and continued substantial growth, which included the making of, or the participation in the making of, untrue statements of material facts and omitting to state material facts necessary in order to make the statements made about CMS and its business operations and future prospects in the light of the circumstances under which they were made, not misleading, as set forth more particularly herein, and engaged in transactions, practices and a course of business which operated as a fraud and deceit upon the purchasers of CMS securities during the Class Period.

                  82. The Individual Defendants' primary liability, and controlling person liability, arises from the following facts: (i) the Individual Defendants were high-level executives and/or directors at the Company during the Class Period; (ii) the Individual Defendants were privy to and participated in the creation, development and reporting of the Company's internal budgets, plans, projections and/or reports; and (iii) the Individual Defendants were aware of the Company's dissemination of information to the investing public which they knew or recklessly disregarded was materially false and misleading.

                  83. The Defendants had actual knowledge of the misrepresentations and omissions of material facts set forth herein, or acted with reckless disregard for the truth in that they failed to ascertain and to disclose such facts, even though such facts were available to them. Such Defendants' material misrepresentations and/or omissions were done knowingly or recklessly and for the purpose and effect of concealing CMS' operating condition and future business prospects from the investing public and supporting the artificially inflated price of its securities. As demonstrated by Defendants' overstatements and misstatements of the Company's business, operations and earnings throughout the Class Period, Defendants, if they did not have actual knowledge of the misrepresentations and omissions alleged, were reckless in failing to obtain such knowledge by deliberately refraining from taking those steps necessary to discover whether those statements were false or misleading.

                  84. As a result of the dissemination of the materially false and misleading information and failure to disclose material facts, as set forth above, the market price of CMS securities was artificially inflated during the Class Period. In ignorance of the fact that market prices of CMS publicly-traded securities were artificially inflated, and relying directly or indirectly on the false and misleading statements made by Defendants, or upon the integrity of the market in which the securities trade, and/or on the absence of material adverse information that was known to or recklessly disregarded by Defendants but not disclosed in public statements by Defendants during the Class Period, Plaintiff and the other members of the Class acquired CMS securities during the Class Period at artificially high prices and were damaged thereby.

                  85. At the time of said misrepresentations and omissions, Plaintiff and other members of the Class were ignorant of their falsity, and believed them to be true. Had Plaintiff and the other members of the Class and the marketplace known of the true financial condition and business prospects of CMS, which were not disclosed by Defendants, Plaintiff and other members of the Class would not have purchased or otherwise acquired their CMS securities, or, if they had acquired such securities during the Class Period, they would not have done so at the artificially inflated prices which they paid.

                  86. By virtue of the foregoing, Defendants have violated
Section 10(b) of the Exchange Act, and Rule 10b-5 promulgated thereunder.

                  87. As a direct and proximate result of Defendants' wrongful conduct, Plaintiff and the other members of the Class suffered damages in connection with their respective purchases and sales of the Company's securities during the Class Period.

                                  SECOND CLAIM
                          VIOLATION OF SECTION 20(a) OF
               THE EXCHANGE ACT AGAINST THE INDIVIDUAL DEFENDANTS

                  88. Plaintiff repeats and realleges each and every allegation contained above as if fully set forth herein.

                  89. The Individual Defendants acted as a controlling person of CMS within the meaning of Section 20(a) of the Exchange Act as alleged herein. By virtue of his high-level positions, and his ownership and contractual rights, participation in and/or awareness of the Company's operations and/or intimate knowledge of the statements filed by the Company with the SEC and disseminated to the investing public, the Individual Defendants had the power to influence and control and did influence and control, directly or indirectly, the decision-making of the Company, including the content and dissemination of the various statements which Plaintiff contends are false and misleading. The Individual Defendants were provided with or had unlimited access to



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
copies of the Company's reports, press releases, public filings and other statements alleged by Plaintiff to be misleading prior to and/or shortly after these statements were issued and had the ability to prevent the issuance of the statements or cause the statements to be corrected.

                  90. In particular, the Individual Defendants had direct and supervisory involvement in the day-to-day operations of the Company and, therefore, are presumed to have had the power to control or influence the particular transactions giving rise to the securities violations as alleged herein, and exercised the same.

                  91. As set forth above, CMS and the Individual Defendants each violated Section 10(b) and Rule 10b-5 by their acts and omissions as alleged in this Complaint. By virtue of their position each as a controlling person, the Individual Defendants are liable pursuant to Section 20(a) of the Exchange Act. As a direct and proximate result of CMS' and the Individual Defendants' wrongful conduct, Plaintiff and other members of the Class suffered damages in connection with their purchases of the Company's securities during the Class Period.

                  WHEREFORE, Plaintiff prays for relief and judgment, as follows:

                  (a) Determining that this action is a proper class action, designating Plaintiff as Lead Plaintiff and certifying Plaintiff as a class representative under Rule 23 of the Federal Rules of Civil Procedure and Plaintiff's counsel as Lead Counsel;

                  (b) Awarding compensatory damages in favor of Plaintiff and the other Class members against all Defendants, jointly and severally, for all damages sustained as a result of Defendants' wrongdoing, in an amount to be proven at trial, including interest thereon;

                  (c) Awarding Plaintiff and the Class their reasonable costs and expenses incurred in this action, including counsel fees and expert fees; and

                  (d) Such other and further relief as the Court may deem just and proper.



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

                               JURY TRIAL DEMANDED

                  Plaintiff hereby demands a trial by jury.

Dated:                     May ___, 2002

                                           MANTESE MILLER AND SHEA, P.L.L.C.


                                       By:______________________________

                                           E. Powell Miller (P39487)
                                           1301 W. Long Lake Road, Suite 135
                                           Troy, Michigan 48098
                                           (248) 267-1200

                                           KIRBY MCINERNY & SQUIRE, LLP
                                           Ira M. Press
                                           Mark Strauss
                                           830 Third Avenue
                                           New York, NY  10022
                                           (212) 371-6600

                                           LAW OFFICES OF LIONEL Z. GLANCY
                                           Lionel Z. Glancy
                                           Peter A. Binkow
                                           Tracey Thrower
                                           1801 Avenue of the Stars, Suite 311
                                           Los Angeles, CA 90067
                                           Phone:            (310) 201-9150

                                           Counsel for Plaintiff



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